Exhibit 99.1

1.            On October 30, 2024, Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP”, and together with TopCo ML LP, the “Apollo Stockholders”), sold an aggregate of 56,000,000 shares of common stock of ADT, Inc. (the “Issuer”), par value $0.01 per share (the “Common Stock”) in connection with an underwritten public offering of the Common Stock of the Issuer pursuant to the prospectus supplement dated October 28, 2024, and accompanying registration statement on Form S-3ASR (File No. 333-277698). The shares were sold at a price per share of $7.20. The total 56,000,000 shares consist of (i) 52,329,203 held by TopCo ML LP and (ii) 3,670,797 held by TopCo ML II LP.

2.            The shares of common stock reported as beneficially owned following the reported transaction are held of record by the Apollo Stockholders. Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP.

Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as a member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) serves as the investment manager of AP VIII Prime Security LP and Prime GP. Apollo Management, L.P. (“Apollo Management”) serves as the sole member-manager of AP VIII Prime Security Management. Apollo Management GP, LLC (“Management GP”) serves as the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings.

Each of the Apollo Stockholders, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP, Prime GP, AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Marc Rowan, Scott Kleinman, and James Zelter, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all shares of common stock included in this report, and the filing of this report shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose, except to the extent of their pecuniary interest therein.

The address of each of TopCo ML LP, TopCo ML II LP, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP and Prime GP is 100 West Putnam Avenue, Greenwich, Connecticut 06830. The principal business office of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019.